Exhibit 99.

UNITED HERITAGE CORPORATION RESCHEDULES ANNUAL MEETING

Feb. 21, 2007. United Heritage Corporation announced today that the Board of Directors has rescheduled the annual meeting of its shareholders, originally scheduled for February 20, 2007, to 10:00 a.m. Central time on February 27, 2007. No business will be transacted on that date. Instead, the meeting will be immediately adjourned to 10:00 a.m. Central time on March 29, 2007. On that date the meeting will be held at the Company’s headquarters, located at 200 North Loraine, Suite 400, Midland, Texas 79701. The purpose of adjourning the meeting is to allow the Company to provide notice to its shareholders of the new meeting date and time, while preserving the record date of January 10, 2007 and the proxies that have already been submitted.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing. United Heritage Corporation assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.